Exhibit 99.1

Source: INTRUSION Inc. December 14, 2020 07:15 ET

INTRUSION Inc. Expands Executive Team with Focus on Amplification of New Cybersecurity Solutions

PLANO, Texas, Dec. 14, 2020 (GLOBE NEWSWIRE) -- INTRUSION Inc. (NASDAQ: INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, has added two vice presidents to help further support the company’s growth and expansion into new sales channels. Vittal Krishnamurthy has been appointed to the role of Vice President of Product, and Martin Koren joins as Vice President of Business Development for Channel Sales.

“With general availability of INTRUSION Shield™ coming at the beginning of 2021, we are positioned to not only continue development of our cybersecurity solutions to successfully combat the ever-evolving cyberwar U.S. organizations are fighting, but also to ensure that Shield will make its way to all companies through every possible channel,” said Jack B. Blount, President and CEO of INTRUSION.

Krishnamurthy has more than 20 years of industry experience working with companies such as Cisco, Juniper and Alcatel, taking products from inception to market. He also has a wealth of experience in product marketing, business development and engineering. His experience will be critical as INTRUSION continues to build out the Shield family of cybersecurity solutions.

Koren comes to INTRUSION to help build out the relationship with the company and its channel partners, as he has spent the past 20 years building and managing successful channel partnerships for organizations including Verizon, Avnet, Dell Secureworks and Hewlett-Packard. He will be leading and developing the channel sales team, which includes several professionals he has already enlisted. Together this team brings more than a century of deep experience in technology and security that will help solidify INTRUSION’s position and growth in the channel.

“The strength in experience we have added to our executive bench and our channel sales team will drive our solutions to protect companies from the aggressive cyberattacks continuing to impact government and commercial organizations each day.” said Blount.

About INTRUSION Inc.

INTRUSION, Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. INTRUSION’s family of solutions includes Shield™, a combination of plug-n-play hardware, software, global data, and real-time Artificial Intelligence (AI) services that provide organizations with the most robust cybersecurity defense possible, TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward- looking statements involve a number of risks and uncertainties. Such statements include, without limitation, statements regarding the introduction of our new INTRUSION Shield™ solution, the expected contributions of the these recently hired individuals, and the anticipated benefits these contributions will make to the future success of the Company, as well as other statements that are forward looking in nature. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward- looking statements, including, without limitation, the risk that our new and upcoming product solutions do not achieve the market acceptance we anticipate, or that these newly hired individuals and these newly created position do not improve the Company’s future performance as expected, as well as other risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

Contact

Julia Kramer jkramer@intrusion.com

P: 972-301-3635